                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT



AMERICAN CASINO ENTERPRISES, INC.

AMERICAN CARE GROUP, INC.

DIVERSY ENTERPRISES, INC.

F.A.S.T., INC.

FOWLER CARD CLUB, INC.

G & L ACQUISITION CORP.

HERITAGE COURT FUNERAL HOME
& MEMORIAL GARDENS

LAS VEGAS AD-VENTURES

NEVADA PUBLISHING, INC.

MILLERTON GAMES, INC.

MONDEL, INC.

MOTEL DEVELOPMENT, INC.

RESERVATION CONNECTION, INC.

ROYAL RESERVATIONS, INC.

SITKA RESTAURANT GROUP, INC.

TRINIDAD MANAGEMENT, INC.

VANTAGE BAY GROUP, INC.